Exhibit 1.1

NATIONAL RETAIL PROPERTIES, INC.

8,000,000 Shares of Common Stock

(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

September 6, 2011

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

and

WELLS FARGO SECURITIES, LLC

301 South College Street

Charlotte, North Carolina 28288

and

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

One Bryant Park

New York, New York 10036

As the Representatives of the

several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

National Retail Properties, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters named on Schedule I hereto (the “Underwriters”) for whom you are acting as Representatives (the “Representatives”) 8,000,000 shares (the “Firm Shares”) of its common stock, par value $0.01 per share (the “Common Stock”). The Company also proposes to grant to the Underwriters an option to purchase up to an additional 1,200,000 shares of Common Stock (the “Option Shares”; the Option Shares, together with the Firm Shares, hereinafter called the “Shares”). The respective amounts of the Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this underwriting agreement (the “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Shares set forth opposite their names in Schedule I.

The Company wishes to confirm as follows its agreement with you in connection with the purchase of the Shares by the several Underwriters.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (file number 333-157583) under the Act (“Registration Statement 333-157583”), which registration statement included a combined prospectus dated February 27, 2009 (the “Basic Prospectus”), relating to an indeterminate aggregate offering price or number of, among other securities, the Shares, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Shares and the plan of distribution thereof pursuant to Rule 424. Registration Statement 333-157583, including any amendments thereto filed prior to the Execution Time, became effective upon filing. Except where the context otherwise requires, Registration Statement 333-157583, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all documents filed as part thereof and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement, collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Shares, is herein called the “Prospectus”; and the term “Preliminary Prospectus” means any preliminary form of the Prospectus Supplement. The Basic Prospectus together with the Preliminary Prospectus, as amended or supplemented, immediately prior to the date and time that this Agreement is executed and delivered by the parties hereto, as set forth on Schedule II hereto (the “Execution Time”), is hereafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433) relating to the Shares is hereafter called an “Issuer Free Writing Prospectus.” The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, attached hereto or in the form previously provided to the Representatives on the date hereof and listed in Schedule II hereto, or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (as defined below), if any, and the pricing information listed in Schedule II hereto is hereafter called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”), as of each Effective Date or the Execution Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

2. Agreement to Sell and Purchase.

(a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.962025 per Share, the number of Firm Shares set forth opposite their respective names on Schedule I to this Agreement.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Shares set forth in Schedule I hereto at the same purchase price set forth in Section 2(a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written, electronic or telegraphic notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date (each, an “Option Closing Date”). Each purchase date must be at least one (1) Business Day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten (10) Business Days after the date of such notice. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares.

3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as soon after this Agreement has become effective as in their judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Each Underwriter, severally and not jointly, represents and agrees that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectus, if any, containing the information contained in the final term sheet prepared and filed pursuant to Section 5(t) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule II hereto and any electronic road show.

4. Delivery of the Shares and Payment Therefor. Delivery of and payment for the Shares shall be made at 10:00 a.m., New York City time, on September 12, 2011, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by mutual written agreement of the Representatives and the Company (such date and time of delivery and payment for the Shares being herein called the “Closing Date”) or on the applicable Option Closing Date (or at such other time on the same or on such other date, in any event not later than the third Business Day thereafter, as the Underwriters and the Company may agree in writing). Delivery of the Shares shall be made against payment by the Representatives of the purchase price thereof, to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. The Shares will be delivered to the Representatives for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”) and will be made available for inspection by the Representatives at the offices of Pillsbury Winthrop Shaw Pittman LLP, New York, New York, not later than 1:00 p.m., New York time on the Business Day before the Closing Date, or the applicable Option Closing Date, as the case may be, or such other date, time and place as the Representatives and the Company may agree. The certificates evidencing the Shares to be purchased hereunder, if Shares are issued in certificated form, shall be made available to, or at the direction of, the Representatives in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the Business Day next preceding the Closing Date or any Option Closing Date, as the case may be. The certificates evidencing the Shares to be purchased hereunder, if Shares are issued in certificated form, shall be delivered to, or at the direction of, the Representatives on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the order of the Company.

5. Agreements of the Company. The Company agrees with the Underwriters as follows:

(a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared or to become effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, immediately after such post-effective amendment has become effective.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would (x) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading or (y) conflict with the information contained in the Registration Statement, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement, omission or conflicting information; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(c) The Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any review, issuance of comments, or request by the Commission or its staff on or for an amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information regarding the Company, its affiliates or its filings with the Commission, whether or not such filings are incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose or any examination pursuant to Section 8(e) of the Act relating to the Registration Statement or Section 8A of the Act in connection with the offering of the Shares; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (iv) within the period of time referred to in the first sentence in subsection (f) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which results in any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) being untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(d) The Company will furnish to the Representatives and counsel to the Representatives, without charge: (i) ten (10) signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement; (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may request; (iii) such number of copies of the Incorporated Documents, without exhibits, as the Representatives may request; and (iv) ten (10) copies of the exhibits to the Incorporated Documents. The Company will pay all of the expenses of printing or other production of all documents relating to the offering.

(e) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing becomes an Incorporated Document, of which the Representatives shall not previously have been advised or to which, after the Representatives shall have received a copy of the document proposed to be filed, the Representatives shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will give the Representatives notice of its intention to make any other filing pursuant to the Exchange Act from the Execution Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing.

(f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales by the Underwriters or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Company will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto), any Preliminary Prospectus and any Issuer Free Writing Prospectus as the Representatives may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales by any Underwriters or dealers. If during such period of time: (i) any event shall occur as a result of which, in the judgment of the Company, or in the opinion of counsel for the Underwriters, the Prospectus as supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or (ii) if it is necessary to supplement the Prospectus or amend the Registration Statement (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act, the Exchange Act or any other law, the Company will promptly notify the Representatives of such event and forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and the Representatives agree that the Prospectus should be amended or supplemented, the Company, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(g) The Company will: (i) cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriters may designate; (ii) maintain such qualifications in effect so long as required for the distribution of the Shares; (iii) pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; and (iv) file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(t) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will make generally available to its security holders and to the Representatives a consolidated earning statement, which need not be audited, covering a 12-month period commencing after the effective date of this Agreement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(j) During the period commencing on the date hereof and ending on the date occurring three (3) years hereafter, the Company will furnish to the Representatives: (i) as soon as available, if requested, a copy of each report of the Company mailed to stockholders or filed with the Commission; and (ii) from time to time such other information concerning the Company as the Representatives may reasonably request.

(k) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof, or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(l) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

(m) If Rule 430A, 430B or 430C of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Underwriters of the time and manner of such filing.

(n) The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o) The Company will comply and will use its best efforts to cause its tenants to comply in all material respects with all applicable Environmental Laws (as hereinafter defined).

(p) The Company will use its best efforts to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and to continue to have each of its corporate subsidiaries (other than its taxable REIT subsidiaries) comply with all applicable laws and regulations necessary to maintain a status as a REIT or a “qualified REIT subsidiary” under the Code.

(q) The Company will use all reasonable best efforts to do or perform all things required to be done or performed by the Company prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

(r) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities or guarantees thereon and any shares of Common Stock (excluding the Shares) or any securities convertible into or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until sixty (60) days from the date of the Prospectus; provided, however, that the Company may (i) issue and sell Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding at the Execution Time, (ii) grant employee stock options and restricted shares pursuant to the terms of any equity incentive plan in effect at the Execution Time, (iii) issue and sell Common Stock or securities convertible into Common Stock in connection with the acquisition of Properties (as hereinafter defined) or in connection with joint ventures or similar arrangements, so long as the recipients agree in writing not to sell or transfer the Common Stock or securities convertible into Common Stock for a period of sixty (60) days from the date of the Prospectus without the prior written consent of the Representatives, (iv) issue and sell Common Stock pursuant to the dividend reinvestment and stock purchase plan of the Company in effect at the Execution Time, and (v) issuances, for no consideration, of no more than 100 shares of Common Stock to one or more persons unaffiliated with the Company as door or drawing prizes in connection with the Company’s marketing efforts.

(s) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of

2002 (the “Sarbanes-Oxley Act”), and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(t) Unless requested otherwise by the Representatives, the Company will prepare a final term sheet, containing solely a description of final terms of the Shares and the offering thereof, in the form attached hereto or as previously provided to, and approved by the Representatives and will file such final term sheet with the Commission as soon as practical after the Execution Time. The Company will file any other Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act and will pay any required registration fee for this offering pursuant to Rule 456(b)(1) under the Act within the time period required by such rule (without regard to the proviso therein relating to the four (4) Business Days extension to the payment deadline) and in any event prior to the Closing Date. The Company will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g) under the Act.

(u) The Company will use best efforts to complete all required filings with the New York Stock Exchange and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the New York Stock Exchange, subject to notice of issuance.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Underwriters:

(a) The Basic Prospectus and each Preliminary Prospectus, if any, included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act.

(b) The Company and the transactions contemplated by this Agreement meet all of the requirements for using Form S-3 under the Act pursuant to the standards for such form in effect currently and immediately prior to October 21, 1992. The Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Act are pending before or, to the best of the Company’s knowledge, threatened by the Commission. The Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with such Rule. The Registration Statement, in the form in which it became effective, and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Preliminary Prospectus and the Prospectus and any supplement or amendment thereto, each when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and the Exchange Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to the use of the automatic shelf registration statement form. On each Effective Date and at the Execution Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. On the date of any filing pursuant to Rule 424(b) and on the Closing Date and each Option Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty contained in this Section 6(b) does not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein. As of the date hereof, all exhibits required to be filed with the Commission pursuant to Item 601 of Regulation S-K have been so filed.

(c) (i) The Disclosure Package, and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, did not at the Execution Time, and will not on the Closing Date and each Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus (including, without limitation, any electronic or other road show that is a free writing prospectus under Rule 433) and the final term sheet prepared and filed pursuant to Section 5(t) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 12 hereof.

(g) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Execution Time. No such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(h) The Shares have been duly and validly authorized and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and, when issued and delivered pursuant to this Agreement, will be fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or under any agreement to which the Company or any one of its subsidiaries is a party; no person has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificate for the Shares will be in valid and sufficient form in compliance with Maryland law and the New York Stock Exchange requirements.

(i) Immediately following the Closing Date, 94,178,849 shares of Common Stock of the Company will be issued and outstanding (excluding any Option Shares); all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are free of any preemptive or similar rights. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any equity interests of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(j) Each of the Company and each of its subsidiaries is a corporation, limited liability company, partnership or trust, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, as set forth on Schedule III hereto, with full corporate, limited liability company, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

(k) Neither the Company nor any of its subsidiaries does any business in Cuba.

(l) The Company has no subsidiary or subsidiaries other than as set forth on Schedule III hereto, and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association. The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

(m) There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, or to which the Company or any properties of the Company or any of its subsidiaries is subject, that (A) are required to be described in the Registration Statement or the Prospectus but are not described as required; (B) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (C) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). There are no statutes, regulations, capital expenditures, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Act or the Exchange Act (and the Pricing Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). The statements in the Basic Prospectus under the heading “Federal Income Tax Considerations” and in the Disclosure Package, the Preliminary Prospectus and the Prospectus Supplement under the heading “Certain Federal Income Tax Considerations” fairly summarize the matters therein described.

(n) Neither the Company nor any of its subsidiaries is: (A) in violation of (i) its respective articles of incorporation or by-laws, (ii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its subsidiaries, which violation would have a Material Adverse Effect, or (iii) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries; or (B) in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or any of their respective properties may be bound, and no such default is foreseeable.

(o) (A) As of the date of this Agreement, the Company owns either directly or through investment interests, 1,291 properties (the “Properties”). To the best of the Company’s knowledge, neither the Company nor any of its subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would have a Material Adverse Effect; (B) to the best of the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (C) neither the Company nor any of its subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; (D) the leases under which the Company leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of the Company; (E) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would have a Material Adverse Effect; and (F) all liens, charges, encumbrances, claims or restrictions on or affecting the Properties and assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein.

(p) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby (including the application of the proceeds from the sale of the Shares), nor the fulfillment of the terms hereof: (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares on the New York Stock Exchange and compliance with the securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation or by-laws of the Company or any of its subsidiaries; or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any properties of the Company or any of its subsidiaries may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any properties of the Company or any of its subsidiaries, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any property or assets of the Company or any of its subsidiaries is subject.

(q) To the Company’s knowledge, Ernst & Young LLP, who has audited and certified certain financial statements and schedules included or incorporated by reference in the

Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), is and was, during the periods covered by the financial statements on which the Company reported, an independent registered public accounting firm with respect to the Company as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board.

(r) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, the Pricing Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus, the Pricing Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus, the Pricing Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Act.

(s) The Company has the corporate power to issue, sell and deliver the Shares as provided herein; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(t) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of its subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of either the Company or its subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of either the Company or its subsidiaries.

(u) The Company and each of its subsidiaries has good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Prospectus, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Disclosure Package and the Prospectus as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.

(v) The “significant subsidiaries” of the Company as defined in Section 1-02(w) of Regulation S-X are set forth in Schedule III hereto (the “Significant Subsidiaries”).

(w) The Company has not distributed and, prior to the later to occur of (x) the Closing Date and (y) completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus. The Company has not, directly or indirectly: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(x) The Company and each of its subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Disclosure Package and the Prospectus, where such failure to possess could have a Material Adverse Effect, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus. The Company and each of its subsidiaries has fulfilled and performed all of their respective obligations with respect to such permits, except for any failure to so fulfill or perform as would not reasonably be expected to have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Disclosure Package and the Prospectus, and except for any such event as would not reasonably be expected to have a Material Adverse Effect. Except as described in the

Disclosure Package and the Prospectus, exclusive of any supplement thereto, neither the revocation or modification of any permit singly or in the aggregate, nor the announcement of an unfavorable decision, ruling or finding with respect to any permit, would have a Material Adverse Effect.

(y) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company and each of its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and each of its subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company and each of its subsidiaries are being made only in accordance with the authorization of management, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed periodic report on Form 10-Q or 10-K, as the case may be, which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(aa) To the Company’s knowledge, neither the Company and its subsidiaries nor any employee or agent of the Company and its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package or the Prospectus.

(bb) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee) No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect. To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.

(ff) The Company has filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg) No holder of any security of the Company has any right to require registration of the Shares or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares.

(hh) The Company and its subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Disclosure Package and the Prospectus as being owned by them or necessary for the conduct of their respective businesses. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing.

(ii) The Company is not now, and after sale of the Shares to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(jj)	(i) To the best of the Company’s knowledge, the Company, its subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required or advisable to maintain or achieve such compliance, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof relating to any of the Properties and in the written summary maintained by the Company of the status of ongoing environmental projects at Properties, each of which have been directly provided to the Underwriters or their counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had and are not expected to have, singly or in the aggregate, a Material Adverse Effect.

(ii) Neither the Company nor any of its subsidiaries has at any time and, to the best of the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in Environmental Reports and except for those circumstances that have not had and are not expected to have a Material Adverse Effect.

Neither the Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; provided, however, the tenants of the Company may use Properties for their intended purpose, which may involve the handling, storing, pumping and transporting of Hazardous Materials.

(iii) To the best of the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports and except for those circumstances that are not expected to have a Material Adverse Effect.

(iv) Neither the Company nor any of its subsidiaries has received notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports and except for those circumstances that are not expected to have a Material Adverse Effect.

(v) To the best of the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports and except for those circumstances that are not expected to have a Material Adverse Effect.

(vi) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities are not expected to, singly or in the aggregate, have a Material

Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous future federal or present or future state or local laws.

(kk) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder. As of the close of every taxable year during the Company’s existence, the Company has had no earnings and profits accumulated in a non-REIT year within the meaning of Section 857(a)(2)(B) of the Code. The Company’s past and proposed method of operation have enabled it, and will enable it, to meet the requirements for taxation as a REIT under the Code.

(ll) The Company has nine (9) “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code and with respect to each such “taxable REIT subsidiary,” the election under Section 856(l)(1)(b) of the Code has been, or will be, timely made and has not been revoked or taxable REIT subsidiary status was imposed under the provisions of Section 856(l)(2) of the Code. Each of the Company’s corporate subsidiaries, except for its taxable REIT subsidiaries, is in compliance with all requirements applicable to a REIT or a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code, and the Company is not aware of any fact that would negatively impact such qualifications. Each of the Company’s non-corporate subsidiaries qualifies as a partnership or a disregarded entity for federal income tax purposes.

(mm) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company and each of its subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(nn) The Company and its subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not have a Material Adverse Effect.

(oo) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring and of such subsidiary’s assets or property to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus.

(pp) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(qq) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(rr) To the knowledge of the Company, no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.

(ss) The Company’s authorized capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and non-assessable.

(tt) Application has been made to list the Shares on the New York Stock Exchange.

(uu) The press release (the “Release”) issued by the Company on the date hereof regarding increased 2011 FFO guidance constitutes regularly released or disseminated “factual business information” and “forward-looking information” as such terms are defined in Rule 168 under the Act; the Release is not an offer to sell or an offer for sale of any Shares.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter, within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (including without limitation, any “road show” (as defined under Rule 433) not constituting an Issuer Free Writing Prospectus); or (ii) arise out of or are based upon the omission or alleged omission to state in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (any “road show” (as defined under Rule 433) not constituting an Issuer Free Writing Prospectus) a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) arise out of or are based upon a breach of the representations and warranties in this Agreement. The Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case arising in connection with this Section 7 to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability, which the Company may otherwise have. The Company acknowledges that the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus is as set forth in Section 12 hereof.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration

Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives in writing specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability, which any Underwriter may otherwise have. The Company acknowledges that the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus is as set forth in Section 12 hereof.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other, from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by the Underwriters hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things: (i) whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as the Underwriters, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

(a) (i) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); the final term sheet contemplated by Section 5(t) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and (ii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters.

(b) Subsequent to the Execution Time, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any amendment thereof), there shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the Representatives is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto); or (ii) any event or development relating to or involving the Company and its subsidiaries or any officer or director of the Company and its subsidiaries which makes any statement made in the Disclosure Package or the Prospectus untrue or which, in the opinion of the Company and its counsel or the Representatives and their counsel, requires the making of any addition to or change in the Disclosure Package in order to state a material fact required by the Act or any other law to be stated therein, or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package to reflect such event or development would, in the opinion of the Representatives, adversely affect the market for the Shares.

(c) The Representatives shall have received on the Closing Date and, if applicable, each Option Closing Date opinions of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, dated as of such date and addressed to the Representatives, substantially in the forms attached hereto as Exhibit C.

(d) The Representatives shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion of K&L Gates LLP, counsel for the Underwriters, dated as of such date and addressed to the Representatives with respect to such matters as the Underwriters may request.

(e) The Representatives shall have received letters addressed to the Underwriters and dated as of the date hereof, the Closing Date and, if applicable, each Option Closing Date from Ernst & Young LLP, independent registered public accounting firm, substantially in the form heretofore approved by the Underwriters; provided that the letter delivered on the Closing Date or any applicable Option Closing Date shall use a “cut-off” date no more than three (3) Business Days prior to the Closing Date or such Option Closing Date, as the case may be.

(f) (A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date or any Option Closing Date; (B) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt (including any off-balance sheet activities or transactions) of the Company and its subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto); (C) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Disclosure Package and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or its subsidiaries; (D) the Company and its subsidiaries shall not have any liabilities or obligations (financial or other), direct or contingent (whether or not in the ordinary course of business), that are material to the Company or its subsidiaries, other than those reflected in the Registration Statement or the Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (E) all the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Execution Time and on and as of the Closing Date and each Option Closing Date as if made at and as of such time or on and as of such date, and the Representatives shall have received a certificate, dated the Closing Date and each Option Closing Date and signed by either the chief executive officer or chief operating officer and the chief financial officer of the Company (or such other officers as are acceptable to the Representatives), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

(g) The Company shall not have failed at or prior to the Closing Date and each Option Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder, at or prior to the Closing Date and each Option Closing Date.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) The Company shall have completed all required filings with the New York Stock Exchange and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the New York Stock Exchange, subject only to notice of issuance.

(j) On or about the date of this Agreement, but in no event later than the Closing Date, the Representatives shall have received “lock-up” agreements relating to sales and certain other dispositions of shares of Common Stock or certain other securities, each substantially in the form of Exhibit B attached hereto, from the persons set forth on Schedule V attached hereto, and all of such “lock-up” agreements shall be in full force and effect on the Closing Date and, if applicable, each Option Closing Date.

(k) The Company shall have furnished or caused to be furnished to the Representatives such further certificates and documents as the Representatives shall have requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and their counsel.

Any certificate or document signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representatives at, or at any time prior to, the Closing Date or any Option Closing Date, with respect to any Option Shares remaining to be purchased. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

With respect to the Closing Date and each Option Closing Date, the documents required to be delivered by this Section 8 shall be delivered at the offices of K&L Gates LLP, Attn: Andrew A. Gerber, Esq., counsel for the Underwriters, at 214 North Tryon Street, Hearst Tower, 47th Floor, Charlotte, North Carolina 28202 on or prior to such date.

9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Preliminary Prospectus, if any, the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus , the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or other taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental blue sky memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company’s accountants and counsel (including local and special counsel) for the Company.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule I hereto bears to the number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Company, by notice to the Company, if, prior to the Closing Date: (i) there shall have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as specifically addressed in the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto) and the Prospectus (exclusive of any supplement thereto); (ii) there shall have occurred any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) trading in the Company’s common stock or outstanding preferred stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities; (v) the Company or any of its subsidiaries shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representatives, to consummate the sale of the Shares and the delivery of the Shares by the Underwriters at the initial public offering price; or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to commence or continue the offering as contemplated by the Registration Statement (exclusive of any amendments thereto) and the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

12. Information Furnished by the Underwriters. The statements in the third, eleventh and twelfth paragraphs under the heading “Underwriting” in any Preliminary Prospectus and in the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in the penultimate sentence of Section 6(b) and the last sentences of Section 7(a) and Section 7(b) hereof.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5(k), 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether any of the Underwriters has advised or is advising the Company on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty.

15. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The

Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Wells Fargo Securities, LLC, Attention: Transaction Management, 301 S. College Street, 6th Floor, Charlotte, North Carolina 28202 (facsimile: 704-383-9165) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Syndicate Department, One Bryant Park, New York, New York 10036 (facsimile: 646-855-3073) or, if sent to the Company, will be mailed, delivered or telefaxed to the office of the Company at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801 (fax no.: 407-650-1044), Attention: Kevin B. Habicht, Executive Vice President and Chief Financial Officer.

17. Successors. This Agreement has been made solely for the benefit of the Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

20. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 433” and “Rule 456” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht

Name:	Kevin B. Habicht
Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer

Accepted and agreed to as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Auren Kule
Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Matthew Hopkins
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Chris Djoganopoulos
Title:	Managing Director

Each for itself and as a Representative of the other Underwriters named on Schedule I hereto.

[Signature Page to Underwriting Agreement for Shares of Common Stock]

SCHEDULE I

NATIONAL RETAIL PROPERTIES, INC.

Underwriters	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Citigroup Global Markets Inc.	2,080,000	312,000
Wells Fargo Securities, LLC	1,680,000	252,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,200,000	180,000
RBC Capital Markets, LLC	600,000	90,000
Raymond James & Associates, Inc.	600,000	90,000
Stifel, Nicolaus & Company, Incorporated	600,000	90,000
UBS Securities LLC	240,000	36,000
Janney Montgomery Scott LLC	240,000	36,000
Morgan Keegan & Company, Inc.	120,000	18,000

Piper Jaffray & Co.	120,000	18,000

PNC Capital Markets LLC	120,000	18,000

BB&T Capital Markets, a division of Scott & Stringfellow, LLC	120,000	18,000

SunTrust Robinson Humphrey, Inc.	120,000	18,000

Capital One Southcoast, Inc.	80,000	12,000

FBR Capital Markets & Co.	80,000	12,000

Total	8,000,000	1,200,000

SCHEDULE II

FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

1) Final Term Sheet, dated September 6, 2011, in the form attached as Exhibit A hereto, as filed with the Commission on September 7, 2011.

Execution Time: 6:30 pm New York City time

SCHEDULE III

LIST OF SUBSIDIARIES AND JOINT VENTURES

Name of Subsidiary	Name of Subsidiary

Net Lease Realty I, Inc.	CNLRS Equity Ventures, Inc.
NNN Ster Florida LLC	NNN Equity Ventures, Inc.
NNN Ster Texas LP	Net Lease Realty VI, LLC
Net Lease Funding, Inc.	WG Grand Prairie TX, LLC
National Retail Properties Trust	NNN BJ’s Orlando FL, LLC
National Retail Properties, LP	NNN RAD Monticello NY, LLC
NNN GP Corp.	CNLRS Acquisitions, Inc.
NNN LP Corp.	Gator Pearson, LLC
NNN Texas GP Corp.	NNN Brokerage Services, Inc.
NNN TRS, Inc.	CNLRS RGI Bonita Springs LLC
NNN Acquisitions, Inc.	CNLRS BEP, L.P.
NNN Development, Inc.	CNLRS Rockwall, L.P.
Orange Avenue Mortgage Investments, Inc.	CNLRS Equity Ventures BEP, Inc.
CNL Commercial Mortgage Funding, Inc.	CNLRS Equity Ventures Rockwall, Inc.
CCMH I, LLC	NNN Equity Ventures Harrison Crossing, Inc.
CCMH II, LLC	NNN Harrison Crossing, L.P.
CCMH III, LLC	NNN Retail FF Mabank LLC
CCMH IV, LLC	NNN PBY LLC
CCMH V, LLC	NNN CA Auto Svc LLC
CCMH VI, LLC
NNN Ster Paradise Valley Arizona LLC

Significant Subsidiaries

National Retail Properties, LP

Joint Ventures

NNN Retail Properties Fund I LLC (National Retail Properties, LP owns 15% equity and is managing member)

NNN Retail Properties Fund Sub I LLC (NNN Retail Properties Fund I LLC owns 100% equity and is sole member)

NNN Retail Properties Fund Sub II LLC (NNN Retail Properties Fund I LLC owns 100% equity and is sole member)

NNN Retail Properties Fund Sub III LLC (NNN Retail Properties Fund I LLC owns 100% equity and is sole member)

SCHEDULE IV

MATERIAL AGREEMENTS

Indenture by and between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of March 25, 1998.

Supplemental Indenture No. 1 by and between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of March 25, 1998.

Supplemental Indenture No. 2 by and between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of June 21, 1999.

Supplemental Indenture No. 3 by and between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of September 20, 2000.

Supplemental Indenture No. 4 by and between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of May 30, 2002.

Supplemental Indenture No. 5 by and between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of June 18, 2004.

Supplemental Indenture No. 6 by and between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of November 17, 2005.

Supplemental Indenture No. 7 by and between the Company and U.S. Bank, National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of September 13, 2006.

Supplemental Indenture No. 8 by and between the Company and U.S. Bank, National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of September 10, 2007.

Supplemental Indenture No. 9 by and between the Company and U.S. Bank, National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of March 4, 2008.

Supplemental Indenture No. 10 by and between the Company and U.S. Bank, National Association, successor to Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee, dated as of July 6, 2011.

Deposit Agreement, dated October 12, 2006, among the Company, American Stock Transfer & Trust Company, as Depositary, and the holders of depositary receipts.

Amended and Restated Credit Agreement, dated as of May 25, 2011, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and a syndicate of lenders named therein.

SCHEDULE V

List of Individuals Signing Lock-Up Agreements Pursuant to Section 8(j)

Paul E. Bayer

Kevin B. Habicht

Craig Macnab

Christopher P. Tessitore

Julian E. Whitehurst